EXHIBIT 12

                         THE BEAR STEARNS COMPANIES INC.
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND TO

              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                        (IN THOUSANDS, EXCEPT FOR RATIOS)




                                             (Unaudited)
                                          Three months Ended                                      Fiscal Year Ended
                              ---------------------------------------      ---------------------------------------------------------
                                  February 28,          February 28,          November 30,        November 30,        November 30,
                                      2007                  2006                  2006               2005                2004
                              ----------------      ----------------       ---------------     ----------------     ----------------
Earnings before taxes on
   income                     $        835,206      $        752,353       $     3,146,630     $      2,207,059     $     2,022,154
                              ----------------      ----------------       ---------------     ----------------     ----------------
Add: Fixed Charges
      Interest                       2,315,967             1,453,215             7,324,254            4,141,653           1,609,019
      Interest factor
       in rents                         15,634                12,028                54,699               44,723              37,143
                              ----------------      ----------------       ---------------     ----------------     ----------------
   Total fixed charges               2,331,601             1,465,243             7,378,953            4,186,376           1,646,162
                              ----------------      ----------------       ---------------     ----------------     ----------------
Earnings before fixed
   charges and taxes on
   income                     $      3,166,807      $      2,217,596      $     10,525,583     $      6,393,435     $     3,668,316
                              ================      ================       ===============     ================     ================
Preferred stock dividend
   requirements               $          7,929      $         7,922       $         32,729     $         36,711     $        42,214
Total combined fixed
   charges and preferred
   stock dividends            $      2,339,530      $      1,473,165      $      7,411,682     $      4,223,087     $     1,688,376
                              ================      ================       ===============     ================     ================
Ratio of earnings to
   fixed charges                      1.4                        1.5               1.4                      1.5                 2.2
                              ----------------      ----------------       ---------------     ----------------     ----------------
Ratio of earnings to
   combined fixed charges
   and preferred stock
   dividends                          1.4                        1.5               1.4                      1.5                 2.2
                              ----------------      ----------------       ---------------     ----------------     ----------------




                                           Fiscal Year Ended
                              ----------------------------------------
                                   November 30,         November 30,
                                       2003                 2002
                               ----------------      -----------------
Earnings before taxes on
   income                      $      1,772,269      $      1,310,963
                               ----------------      -----------------
Add: Fixed Charges
      Interest                        1,400,953             1,762,580
      Interest factor
       in rents                          36,038                37,735
                               ----------------      -----------------
   Total fixed charges                1,436,991             1,800,315
                               ----------------      -----------------
Earnings before fixed
   charges and taxes on
   income                      $      3,209,260      $      3,111,278
                               ================      =================
Preferred stock dividend
   requirements                $         48,084      $         53,142
Total combined fixed
   charges and preferred
   stock dividends             $      1,485,075      $      1,853,457
                               ================      =================
Ratio of earnings to
   fixed charges                            2.2                   1.7
                               ----------------      -----------------
Ratio of earnings to
   combined fixed charges
   and preferred stock
   dividends                                2.2                   1.7
                               ----------------      -----------------


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